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Consent of Independent Certified Public Accountants


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of U.S. Office Products Company of our report dated February 8, 1996 relating to the financial statements of The Re-Print Corporation, which report is included in the current report on Form 8-K dated July 16, 1996 of U.S. Office Products Company.

                                              BDO SEIDMAN, LLP
                                              /S/
March 31, 1997